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                                                                   EXHIBIT 10.98

                                   AMENDMENT


    This Amendment (the "Amendment") is entered into as of May 3, 1996 by and between American Eagle Group, Inc. (the "Borrower") and The First National Bank of Chicago, individually and as Agent.

                             W I T N E S S E T H :

    WHEREAS, the Borrower and The First National Bank of Chicago, as the sole Lender (the "Lender") and as Agent (in such capacity, the "Agent"), are parties to that certain Amended and Restated Credit Agreement dated as of December 29, 1994, as amended as of February 23, 1996 and March 18, 1996 (as so amended, the "Agreement"); and

    WHEREAS, the Borrower and the Lender desire to amend certain provisions of the Agreement as more fully described hereinafter;

    NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

    2.     Amendment.

    2.1. The first sentence of Section 7.10 of the Agreement is hereby amended to read in its entirety as follows:

           "The Borrower will maintain Consolidated Tangible Net Worth of not less than (i) at all times prior to June 30, 1996, $44,500,000, (ii) at all times during the period from June 30, 1996 to and including December 30, 1996, $46,500,000, (iii) at all times during the period from December 31, 1996 to and including December 30, 1997, $50,000,000, and (iv) at all times thereafter, $55,000,000."

    2.2. The first sentence of Section 7.12 of the Agreement is hereby amended to read in its entirety as follows:

    "The Borrower will not permit the total Statutory Capital and Surplus of American Eagle to be less than (i) $49,000,000 at any time during the period from October 1, 1995 to and including December 31, 1995, (ii) $46,000,000 at any time during the period from January 1, 1996 to and including June 29, 1996, (iii) $48,000,000 at any time during the period from June 30, 1996 to and including December 30, 1996, (iv) $51,500,000 at any time during the period from December 31, 1996 to and including December 30, 1997 and (v) $60,000,000 at any time thereafter."

    2.3. Section 7.14 of the Agreement is hereby amended by inserting, immediately after the phrase "or, in the case of the fiscal quarter ending December 31, 1995 only, 2.35 to 1.0",
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the phrase "or, in the case of each fiscal quarter during the fiscal year ending December 31, 1996, 2.75 to 1.0".

    3. Representations and Warranties. In order to induce the Lender and the Agent to enter into this Amendment, the Borrower represents and warrants that:

    3.1. The representations and warranties set forth in Article VI of the Agreement are true and correct on the date hereof as if made on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct on and as of such earlier date, and there exists no Default or Unmatured Default on the date hereof.

    3.2. The execution and delivery by the Borrower of this Amendment have been duly authorized by proper corporate proceedings, and this Amendment and the Agreement, as amended by this Amendment, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

    3.3. Neither the execution and delivery by the Borrower of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any of its Subsidiaries' articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it or its property is bound, or conflict with or constitute a default thereunder. No consent, approval or authorization of any Person is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Amendment or the Agreement, as amended by this Amendment.

    4. Effective Date. This Amendment shall become effective as of the date first above written (the "Effective Date") upon receipt by the Agent of the following:

    (i) Counterparts of this Amendment duly executed by the Borrower and the Lender.

    (ii) Copies, certified by the Secretary or an Assistant Secretary of the Borrower, of its Board of Directors' resolutions authorizing the execution of this Amendment.

    (iii) Such other documents, in each case in form and substance satisfactory to the Agent, as the Agent may reasonably request.

    5. Ratification. The Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

    6. Reference to Agreement. From and after the Effective Date, each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes,





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certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as  amended by this Amendment.

    7. Costs and Expenses. The Borrower agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

    8. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

    9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


    IN WITNESS WHEREOF, the Borrower, the Lender and the Agent have executed this Amendment as of the date first above written.



                                           AMERICAN EAGLE GROUP, INC.


                                           By: /s/ M. PHILIP GUTHRIE
                                               --------------------------------
                                           Title: Chairman and Chief Executive
                                                  Officer
                                                  -----------------------------


                                           THE FIRST NATIONAL BANK OF
                                              CHICAGO, Individually and as Agent


                                           By:  /s/ JOSEPH M. MANZELLA
                                               --------------------------------
                                           Title:  Corporate Banking Officer
                                                  -----------------------------





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